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                                                                    Exhibit 10.1

                                 TERADYNE, INC.

                         1991 EMPLOYEE STOCK OPTION PLAN

                    (Amended and Restated as of May 23, 2002)

     1. Purpose. This 1991 Employee Stock Option Plan (the "Plan") is intended to provide incentives (a) to the employees of Teradyne, Inc. (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options which qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), granted hereunder ("ISO" or "ISOs"); and (b) to directors, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to non-statutory stock options granted hereunder ("NSO" or "NSOs"). Both ISOs and NSOs are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" as those terms are defined in Section 424 of the Code.

     2. Administration of the Plan.

          A. Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, subject to paragraph 2(B) (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the "Committee"); provided, that to the extent required by Rule 16b-3 of the Securities and Exchange Commission ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "1934 Act"), with respect to specific grants of Options, the Plan shall be administered by a disinterested administrator or administrators within the meaning of Rule 16b-3. Hereinafter all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine the individuals and entities (from among the class of individuals and entities eligible under paragraph 3 to receive NSOs) to whom NSOs may be granted; (ii) determine the time or times at which Options may be granted; (iii) determine the option price of shares subject to each Option; (iv) determine whether each Option granted shall be an ISO or a NSO; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period;
     (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, and the nature of such restrictions if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

          B. Performance-Based Compensation. The Board, in its discretion, may take such action as may be necessary to ensure that Options granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Options granted under the Plan generally shall constitute Performance-Based

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     Compensation, the Plan shall be administered, to the extent required for such Options to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code,
     (ii) if any NSOs with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such Options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and (iii) Options granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise of such Option or the disposition of Common Stock (as defined herein) acquired pursuant to such Option, to constitute Performance-Based Compensation.

     3. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Corporation. NSOs may be granted to any employee, consultant or director of the Company or any Related Corporation; provided, that no Option may be granted hereunder to any non-employee director. Granting of any option to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Options.

     4. Stock. The stock subject to Options shall be authorized but unissued shares of Common Stock of the Company, par value $.125 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 30,000,000, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for grants of Options under the Plan.

     No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 300,000 shares of Common Stock under the Plan during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

     5. Granting of Options. Options may be granted under the Plan at any time after March 13, 1991 and prior to March 13, 2011. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a NSO pursuant to paragraph 16.

     6. Minimum Option Price; ISO Limitations.

          A. Price for NSOs. The price per share specified in the agreement relating to each NSO granted under the Plan shall in no event be less than the minimum legal consideration therefor required under the laws of the Commonwealth of Massachusetts. No more than 200,000 NSOs may be granted under the Plan for less than "fair market value" (as hereinafter defined).

          B. Price for ISOs. The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock

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     possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value of Common Stock on the date of grant.

          C. $100,000 Annual Limitation on ISOs. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as NSOs.

          D. Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date such Option is granted and shall mean (i) the average (on that date) of the high, low and closing prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

     7. Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years and one day from the date of grant in the case of NSOs, (ii) ten years from the date of grant in the case of ISOs generally, and (iii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a NSO pursuant to paragraph 16.

     8. Exercise of Option. Subject to the provisions of paragraphs 9 through 12, each option granted under the Plan shall be exercisable as follows:

          A. Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

          B. Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

          C. Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

          D. Acceleration of Vesting. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided, that the Committee shall

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     not, without the consent of the optionee, accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a NSO pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in
     Section 422 of the Code, as described in paragraph 6(C).

     9. Termination of Employment. If an optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his Options shall become exercisable, and his Options shall terminate after the passage of 90 days from the date of termination of his employment; provided, that the Committee may specify that NSOs may remain exercisable for more than 90 days from the date of termination of employment; provided, further, that in no event shall any Option or part or installment thereof become or remain exercisable after its specified expiration date. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90-days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. Options granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any grantee of any Option the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

     Notwithstanding anything to the contrary contained above, in the case of an optionee who ceases to be employed by the Company and all Related Corporations by reason of Normal Retirement (as defined herein), NSOs granted to such optionee shall continue to vest and shall remain exercisable until the date which is the earlier of (i) the NSOs' specified expiration date, or (ii) immediately upon the date upon which such optionee becomes Engaged by a Competitor (as defined herein), to the extent of the number of shares which have vested prior to and during such period. Normal Retirement shall mean such optionee's retirement from the Company or a Related Corporation either (a) in accordance with any combination of age and years of service or any other standard as shall have been established by the Committee as a prerequisite to being eligible to receive retirement benefits then in effect, or (b) as determined by the Committee, in its sole discretion. An optionee shall be deemed to be Engaged by a Competitor on the date such optionee directly or indirectly accepts employment, a directorship or consulting position, or otherwise renders services, within a country in which the optionee had been actively employed by the Company or a Related Corporation at any time during the ten-year period immediately prior to such optionee's Normal Retirement, with or without compensation, by or for any person, firm, or organization engaged in the sale, servicing, developing, manufacturing or merchandising of products or services in competition with any product or service of the Company. The Committee shall have the absolute discretion to determine whether and as of what date an optionee is Engaged by a Competitor.

     10. Death; Disability.

          A. Death. If an optionee ceases to be employed by the Company and all Related Corporations by reason of his death, any Option of his may be exercised, to the extent of the number of shares with respect to which he has theretofore been granted Options (whether or not such Options have vested in accordance with their terms) by his estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, (i) in the case of ISOs, at any time prior to the earlier of the ISOs' specified expiration date or 180 days from the date of the optionee's death or

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     (ii) in the case of NSOs, at any time prior to the earlier of the NSOs'
     specified expiration date or one year from the date of the optionee's death.

          B. Disability. If an optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, any Option theretofore granted to such optionee shall remain exercisable until the date which is (i) in the case of ISOs, the earlier of the ISOs, specified expiration date or 180 days from the date of the termination of the optionee's employment or (ii) in the case of NSOs, the earlier of the NSOs' specified expiration date or 33 months from the date of the termination of the optionee's employment, to the extent of the number of shares (a) which, in the case of ISOs, have vested prior to and during the period specified in clause (i) and (b) which, in the case of NSOs, have vested prior to and during the period which is 30 months from the date the optionee ceases to be employed by the Company. For the purposes of this Plan, the term "disability" shall mean "permanent and total disability" as defined in
     Section 22(e)(3) of the Code or any successor statute.

     11. Assignability. No Option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of the optionee each Option shall be exercisable only by him.

     12. Terms and Conditions of Options. Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

     13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

          A. Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          B. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options

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     shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof.

          C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

          D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

          E. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

          F. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

          G. Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

          H. Adjustments. Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

     If any person or entity owning restricted Common Stock obtained by exercise of an Option receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A, B or C above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

     14. Means of Exercising Options. An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either


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(a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having fair market value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Committee in exceptional cases, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b) or (c) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. Alternatively, payment may be made in whole or in part in shares of the Common Stock of the Company already owned by the person or persons exercising the Option or shares subject to the Option being exercised (subject to such restrictions and guidelines as the Board may adopt from time to time), or consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his option until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     15. Term and Amendment of Plan. This Plan was adopted by the Board and effective on March 13, 1991, and shall expire on the end of the day on the date twenty years following the date of effectiveness (except as to Options outstanding on that date). The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that the Board may not, without approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state in which the Company is incorporated, (i) materially increase the benefits accruing to participants under the Plan; (ii) increase the number of shares for which Options may be granted under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his rights under an option previously granted to him.

     16. Conversion of ISOs into NSOs; Termination of ISOs. The Committee, with the written approval of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments of portions of installments thereof) that have not been exercised on the date of conversion into NSOs at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting NSOs as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into NSOs, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

     17. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

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     18. Governmental Regulation. The Company's obligation to sell and deliver shares of Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     19. Withholding of Additional Income Taxes. Upon the exercise of a NSO, the making of a Disqualifying Disposition (as defined in paragraph 20) or the vesting of restricted Common Stock acquired on the exercise of an Option, the Company, in accordance with Section 3402(a) of the Code, may require the optionee to pay additional withholding taxes in respect of the amount that is considered compensation includible in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option or (ii) the vesting of restricted Common Stock acquired by exercising an Option, on the optionee's payment of such additional withholding taxes.

     20. Notice to Company of Disqualifying Disposition. Each employee who receives ISO shall agree to notify the Company in writing immediately after the employee makes a disqualifying disposition of any Common Stock received pursuant to the exercise of an ISO (a "Disqualifying Disposition"). Disqualifying Disposition means any disposition (including any sale) of such stock before the later of (a) two years after the employee was granted the ISO under which he acquired such stock, or (b) one year after the employee acquired such stock by exercising such ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition will thereafter occur.

     21. Governing Laws; Construction. The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of the Commonwealth of Massachusetts. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.